23.1  Independent Auditors Consent

ROTENBERG & Co. LLP

Certified Public Accountants

585.295.2400 (Office)          585.295.2150 (Fax)

1870 Winton Road South, Rochester; NY 14618 www.rotenbergllp.com

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors

 and Stockholders

Amber Optoelectronics Inc.

Delaware

We consent to the use in this Registration Statement of Amber Optoelectronics Inc. on the

Amendment No. 8 to Form SB-2 on Form S-1 of our report dated May 28, 2008, on the consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2007 and 2006, and the

consolidated statements of stockholders’ equity, operations and cash flows for the years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this

Registration Statement.

/S/  Rotenberg & Co.. LLP

Rotenberg & Co., LLP

Rochester, New York

October 14, 2008

23.2  Independent Auditors Letter

ROTENBERG & Co. LLP

Certified Public Accountants

585.295.2400(Office)            585.295.2150 (fax)

1870 Winton Road South, Rochester  NY 14618 .www.rotenbergllp.com

We have reviewed the changes in the accounting treatment in regards to gains from settlement of debt for $ 1,020,816 and asset disposal for $ 387,351 in the amended financial statements by the management of Amber Optoelectronics Inc., for the interim period ended September 30, 2007 in the Amendment No. 3 to Form SB-2 on Form S-1 filed on March 4, 2008.

The amendments of the financial statements for the interim period ended September 30, 2007 are as follows:

	As restated	As previously reported

Net Income / (Net Loss)	$ 1,335,360	$ (72,807)
Earnings per share	$ 0.15	$(0.01)

Retained Earnings	$ (33,703)	$ (33,703)

The management of the Company originally reported these gains from settlement of debt and asset disposal as a credit directly to the retained earnings instead of reporting them in the statement of operations.

Such amendment is necessary for a fair presentation of the financial statements in accordance with the generally accepted accounting principles in the United States of America.

Based on our review, we concur with the above mentioned amendments.

/s/ Rotenberg & Co., LLP

Rochester, New York

Rotenberg & Co., LLP

  March 10, 2008